Exhibit 25(2)(d)(iv) - Notice of Guaranteed Delivery

NOTICE OF GUARANTEED DELIVERY

for

SUBSCRIPTION CERTIFICATES

Issued by

DIVIDEND AND INCOME FUND, INC.

This form, or one substantially equivalent to this form, must be used to exercise the subscription rights (the “Rights”) pursuant to the rights offering described in the prospectus (the “Prospectus”), dated [ • ], 2011, of Dividend and Income Fund, Inc., a Maryland corporation (the “Company”), if a holder of Rights cannot deliver the certificate evidencing such Rights (the “Subscription Certificate(s)”) and/or full payment for the Shares subscribed for upon exercise of the Rights to the Subscription Agent at or prior to 5:00 p.m., New York City time, on December 2, 2011 (unless extended in the sole discretion of the Company) (as it may be extended, the “Expiration Date”).

The Notice of Guaranteed Delivery must be sent by first class mail, express mail, overnight courier or by hand to the Subscription Agent, and must be received by the Subscription Agent before 5:00 p.m., ET, on the Expiration Date. See “The Rights Offering — Methods for Exercising Rights” in the Prospectus. The Subscription Certificate evidencing the Rights subscribed for, together with payment of the estimated purchase price of __ per Share must be received by the Subscription Agent at or before 5:00 p.m., ET, on the date that is three (3) business days after the Expiration Date. Failure to timely send such subscription certificates and payment will result in liability of the firm guarantying delivery for the full amount subject to this guarantee.

The Subscription Agent is: IST Shareholder Services
By Hand:
IST Shareholder Services Attn: Rights Department 209 West Jackson Boulevard Suite 903 Chicago, Illinois 60606 Tel 1-800-757-5755
By First Class Mail, Express Mail or Overnight Courier:
IST Shareholder Services Attn: Rights Department 209 West Jackson Boulevard Suite 903 Chicago, Illinois 60606 Tel 1-800-757-5755

Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Subscription Certificate is required to be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, due to special issuance instructions, such signature guarantee must appear in the applicable space provided in the signature box of the Subscription Certificate.

Dividend and Income Fund - 1

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of a Subscription Certificate(s) representing _______ Rights and that such Subscription Certificate(s) and/or the full payment for the Shares subscribed for upon exercise of the Rights cannot be delivered to the Subscription Agent at or before 5:00 p.m., ET, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the undersigned’s subscription rights to subscribe for _____ Shares with respect to the Rights represented by such Subscription Certificate(s).

Signature:
Names:
	(Please Type or Print)	(Please Type or Print)
Address:

Telephone:
	(Including Area Code)	(Including Area Code)
Subscription
Certificate No.(s) (if available)

Dividend and Income Fund - 2

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE OF DELIVERY

(not to be used for Subscription Certificate signature guarantee)

The undersigned, a member firm of a registered national securities exchange or member of the Financial Industry Regulatory Authority, commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent, hereby guarantees that the undersigned will deliver to the Subscription Agent the Subscription Certificate(s) representing the Rights being exercised hereby with any required signature guarantees and any other required documents, at or before 5:00 p.m. ET, on the date that is three (3) business days after the Expiration Date.

Name of Firm	Authorized Signature

Address	Name

City, State, Zip Code	Title

Area code and Telephone Number
Date:
The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificate(s) and full payment for the Shares subscribed for upon exercise of the Rights to the Subscription Agent within the time period described above. Failure to do so could result in a financial loss to such institution.

Dividend and Income Fund - 3